EXHIBIT 99.2

JOINT FILER INFORMATION

Item		Information
Name:		Banc of America Preferred Funding Corporation

Address:		214 North Tryon Street Charlotte, North Carolina 28255

Date of Event Requiring Statement (Month/Day/Year):		October 25, 2022

Issuer Name and Ticker or Trading Symbol:		NUVEEN INTERMEDIATE DURATION QUALITY MUNICIPAL TERM FUND [NIQ]

Relationship of Reporting Person(s) to Issuer:		10% Owner

If Amendment, Date Original Filed (Month/Day/Year):		Not Applicable

Individual or Joint/Group Filing:		Form filed by More than One Reporting Person

Signature:		Banc of America Preferred Funding Corporation

	By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory
Date: October 26, 2022